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                                                                   Exhibit 10(b)


                   [Sutherland Asbill & Brennan LLP Letterhead
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004]


   MARY JANE WILSON-BILIK
   DIRECT LINE: 202.383.0660
   Internet: mjwilson-bilik@sablaw.com


                                October 23, 2001



VIA EDGARLINK

Board of Commissioners
Canada Life Insurance Company of America
6201 Powers Ferry Road, N.W.
Atlanta, Georgia 30339

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Varifund Advisor(R) Variable Annuity filed as part of Post-Effective Amendment No. 18 to the registration statement on Form N-4 for the Canada Life of America Variable Annuity Account 1 (File Nos. 33-28889; 811-5817). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                               Sutherland Asbill & Brennan LLP




                                        By:    /s/ Mary Jane Wilson-Bilik
                                               --------------------------
                                               Mary Jane Wilson-Bilik